Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors: Sheree Aronson, Corporate Vice President, Investor Relations and Corporate Communications (714) 247-8290 sheree.aronson@amo-inc.com	Media: Steve Chesterman, Manager, Corporate Communications (714) 247-8711 steve.chesterman@amo-inc.com or Mark Levin, Manager, Investor Relations (714) 247-8465 mark.levin@amo-inc.com

Advanced Medical Optics, Inc. Prices $250 Million Senior Subordinated Notes

(SANTA ANA, CA), March 27, 2007 — Advanced Medical Optics, Inc. (AMO) [NYSE: EYE], today announced the pricing of a private offering of $250 million aggregate principal amount of its 7.50% senior subordinated notes due 2017. The notes were offered only to qualified institutional buyers and non-U.S. foreign investors in accordance with Rule 144A and Regulation S, respectively, under the Securities Act of 1933. The sale of the notes is conditioned upon and will be consummated substantially concurrent with the closing of the merger with IntraLase Corp. (IntraLase).

The notes will be unsecured senior subordinated obligations of AMO. AMO will pay interest on the notes semi-annually in arrears on May 1 and November 1 of each year, commencing on November 1, 2007. Beginning May 1, 2012, AMO may redeem any or all of the notes at specified redemption prices together with accrued and unpaid interest to the redemption date. In addition, at any time on or before May 1, 2010, AMO may use the proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the notes at a redemption price equal to 107.5% of the principal amount thereof, together with accrued and unpaid interest to the redemption date. If a change of control occurs, AMO will be required to make an offer to purchase the notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the repurchase date.

AMO expects to use the net proceeds from the offering, and borrowings under a new senior credit facility that it expects to enter into, (1) to purchase all of the outstanding common stock of IntraLase, pursuant to the previously disclosed Agreement and Plan of Merger, dated January 5, 2007, by and among AMO, IntraLase and Ironman Merger Corporation; (2) to repay all outstanding indebtedness under its existing senior credit facility, if any; (3) to pay related fees and expenses; and (4) for other general corporate purposes with any remaining proceeds.

The notes have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and, unless they are registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Forward-Looking Statements

This press release contains forward-looking statements about AMO, including those related to its proposed offering of notes and whether or not AMO will consummate the offering. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors including but not limited to changing market conditions, AMO’s ability to consummate the closing of the merger with IntraLase and AMO’s ability to complete the offering. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements except to the extent required by law.

Additional information concerning these and other risk factors may be found in previous press releases issued by AMO and AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Risk Factors" in AMO’s 2006 Form 10-K filed in March 2007. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or by contacting AMO’s Investor Relations Department by calling 714-247-8348.

###